UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 24, 2004

Cooper Cameron Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13884	76-0451843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 513-3300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01 Entry into a Material Definitive Agreement.

     On September 24, 2004, Cooper Cameron Corporation (the “Buyer”) entered into a definitive agreement (the “Purchase and Sale Agreement”) to acquire certain businesses of the PCC Flow Technologies segment of Precision Castparts Corp. in an all cash transaction. The Purchase and Sale Agreement was executed by Precision Castparts Corp., PCC European Holdings SARL, PCC Flow Technologies LP (collectively the “Sellers”) and the Buyer. The Sellers have no material relationships with the Buyer or affiliates of the Buyer.

     The Purchase and Sale Agreement has received necessary approvals from the Buyer and the Seller, but the closing of the transaction remains subject to final adjustments and to regulatory clearance and other matters. The parties anticipate completing the transaction during the fourth quarter of 2004.

     The press release announcing the signing of the Purchase and Sale Agreement is included as Exhibit 99.1 to this Current Report and is incorporated herein by reference..

Item 9.01. Financial Statements and Exhibits

     The following are being furnished as exhibits to this report:

Exhibit
Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cooper Cameron Corporation, dated September 24, 2004 — Cooper Cameron to Acquire Valve Manufacturing Businesses.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COOPER CAMERON CORPORATION
By:	/s/ William C. Lemmer
William C. Lemmer
Vice President, General Counsel and Secretary

Date: September 27, 2004

Cooper Cameron Corporation
Current Report on Form 8-K
Dated September 27, 2004

EXHIBIT INDEX

Exhibit
Number	Exhibit Title or Description
Exhibit 99.1	Press Release of Cooper Cameron Corporation, dated September 24, 2004 — Cooper Cameron to Acquire Valve Manufacturing Businesses.